Exhibit 10.8

Confidential Information

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”

Mobile Game Exclusive Agency Agreement

This Mobile Game Exclusive Agency Agreement, including all exhibits hereto (collectively referred to as the” Agreement”), effective as of 7th February 2020 (the “ Effective Date”), is made by and between:

Seasun Games Corporation Limited, a corporation duly organized and validly existing under the laws of Hong Kong and having its principal place of business at Unit 1309A, 13/F., Cable TV Tower, No. 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong (“Party A”),

and

VNG Corporation, a corporation duly organized and validly existing under the laws of the Socialist Republic of Vietnam (“Vietnam”) and having its principal place of business at Z06 No.13 Street, Tan Thuan Dong Ward, District 7, Ho Chi Minh City, Vietnam (“Party B”);

Party A and Party B shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Party A desires to grant Party B an exclusive license to operate, distribute and market the Mobile Game named “JX1M (Chinese name: 剑网1口袋版)” throughout the Authorized Territory (as defined below), and Party B is willing to do so, all of the terms hereafter is set forth below;

NOW, THEREFORE, the Parties hereby agree as follows:

●	Definition

1.

“Mobile Game” shall mean JX1M Vietnamese Language Version software which is developed by Party A, or of which Party A has obtained legal authorization. The Mobile Game operator can provide the End Users with the content of the Mobile Game through internet, which may be used by the End Users via mobile devices, including but not limited to the following: mobile phone, pad, PDA, Mobile Internet Device (MID), using [Android and iOS operation system]. The Mobile Game shall further be defined as including any renewed, modified, upgraded or revised version for error corrections, bug fixes, new releases or other updates to the Mobile Game that may be provided or otherwise made available hereunder by Party A to Party B during the term of this Agreement. The Mobile Game mentioned in this Agreement is the Vietnamese Language version.

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2.	“Server” shall mean sever system that Party A authorizes Party B to install and construct in order to provide the Mobile Game and related service to the End Users in the Authorized Territory.

3.

“End User” shall mean the user of the Mobile Game through internet game service system established and operated by Party B who can get the player ID by means of internet registration and participate in the Mobile Game.

4.	“Client Software” shall mean the software component of the Mobile Game sold, provided and/or distributed to the End User and, thereafter, loaded onto such End User’s mobile devices.

5.

“Server Software” shall mean the software which is installed on the server to operate the Mobile Game, including but not limited to the system software, management software and proprietary database software.

Client Software and Server Software shall be deemed to be the parts of the Mobile Game.

6.	“Game Points” shall mean a unit of game time for participating in the Mobile Game or paying unit for purchasing game items, which is sold, provided and/or distributed to the End User by Party B.

7.

“Point Card/Prepaid Card” shall mean a commodity that contains a fixed unit of Game Points. The End Users shall accumulate the Game Points according to the billing system and the Mobile Game operator can deduct the points according to the Mobile Game billing system. The Point Cards/Prepaid Cards include the real card, virtual card and electronic cards or any media containing certain amount of Game Points.

8.	The products related to the Mobile Game means the following products (the Products Related)：

a)	Rookie package：The product package which contains a small number of Game Points produced for the purpose of Mobile Game marketing development.

b)

Non-saving-up point card：The point card bestowed to the End User and the media who can bundle such card with magazines and/or newspapers for the purpose of marketing development. The game points (game time) in this kind of non-saving-up point card shall not exceed 8 hours or shall not exceed the equal value. Both Parties acknowledge that the non-saving-up point card shall not include the bonus cards for a rebate/discount remittance purpose, which shall be included in Saving-up point card.

c)	Saving-up point card：The point card sold to the End Users through sales channel or agent.

d)	Official game guide：The guide book originally produced by Party A which will help the End Users on how to participate in the Mobile Game.

9.	“Launch Day” shall mean the day on which Party B shall provide the End Users in the Authorized Territory with the Mobile Game publicly.

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“Commercial Launch Day” shall mean the day on which the Mobile Game begins to charge.

10.

“Average Concurrent Users” (“ACU”) shall mean the average number of End Users participating in the Mobile Game simultaneously during a period. We determine the number of End Users logged on to the Mobile Game at one-hour intervals, and then average that data over the course of a day to derive daily averages. Average daily data is further averaged over a particular period to determine average concurrent users for that period.

11.

“Peak Concurrent Users” (“PCU”) shall mean the maximal number of concurrent End Users during a period. The highest number of concurrent users of a day represents the number of peak concurrent users for that day (“Daily Peak Concurrent Users”). Daily Peak Concurrent Users is averaged over a particular period to determine average peak concurrent users for that period.

12.	“MAPCU” (Monthly Average Peak Concurrent Users) shall mean the average of “Daily Peak Concurrent Users” of a month.

13.	“Monthly Paying Users” shall mean the number of unique charged user accounts during the month.

14.	“Billing System” shall mean:

(i)	a billing system of the Apple App Store operated by Apple Inc. with which users of App Store can purchase application software or in-app items therein (the “App Store Billing System”);

(ii)	a billing system of the Android Market operated by Google Inc. with which users of Android Market can purchase application software or in-app items therein (the “Android Market Billing System”)

(iii)	other billing systems which both Parties will agree to be necessary for the Mobile Game service .

15.	[***]

16.

“Updates”shall mean any and all updates, upgrades, error corrections, patches, improvements, enhancements, alterations and changes of whatever nature to the Mobile Game, Game Software and any other program(s), programming language, supporting documentation and data furnished by Party A to accommodate operation, maintenance and management of the Mobile Game by Licensee hereunder; for clarification of purpose, Updates shall not include any Sequel of the Mobile Game.

17.

“Intellectual Property Rights” shall mean copyright, design rights, database right, patents and any rights to inventions, know-how, personality or image rights, performance rights, trade and business names, trade secrets, logos and devices, trade and service marks (whether registered or unregistered) and any applications therefore and all rights in confidential information.

18.	“USD” or “US$” shall mean United States dollars, the lawful currency for the time being of the United States of America.

19.	“VND” means Vietnamese Dongs, the lawful currency for the time being of the Socialist Republic of Vietnam.

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●	Authorized Products

Authorized Products include the Mobile Game which named (JX1M of the Vietnamese language version, Localized name of the Mobile Game will be confirmed by both parties) and the products related to the Mobile Game.

●	Authorized Territory

Authorized Territory shall mean the Socialist Republic of Vietnam.

●	Content of Authorization

1.

Party A hereby authorizes Party B to be the exclusive operator of the Mobile Game through internet via mobile devices, including but not limited to the following: mobile phone, pad, PDA, Mobile Internet Device (MID), using [Andriod and iOS] in the Authorized Territory. The authorized Platforms of the Mobile Game does not include the following platforms: PC platform, including but not limited to MMORPG, WebGame, Console game, Handset game.

2.

Party A hereby authorizes Party B to set up the Mobile Game servers, to install and run the Mobile Game server applications thereon, and to provide the relative services of the Mobile Game to the End Users in the Authorized Territory.

3.

Party A hereby authorizes Party B to sale the Point Card/Prepaid Card and other products related to the Mobile Game through their distribution channels or on internet and other telecom networks in the Authorized Territory.

4.	The selling price of the Authorized Products, including any adjustment thereto shall be mutually discussed and decided by both Parties (in written or via e-mail) (“Selling Price”).

5.

The detailed operating mode of the Authorized Products shall be mutually determined by the Party A and Party B. In case of the Item Billing Operating Mode, (i) the schemes related to the generation and management of any virtual items shall be prepared by Party B and then determined by Party A, and (ii) all the final virtual items shall be generated by Party A.

6.

Party B undertakes that, it shall not provide any virtual items in the Mobile Game to End Users by any means without prior written consent or consent via email of Party A except for the Point Cards (for Item Billing Operating Mode) stipulated in the Agreement.

7.

Party A shall not be obligated to provide Party B with the source code of the Mobile Game, and that nothing contained herein nor the exercise of any rights granted to Party B hereunder shall be construed as granting Party B the license for any source codes in relation to the Mobile Game or any part thereof.

8.

For the avoidance of doubt, Party B shall not make any commercial advertisements, provide any other value-added services or develop any other products related to the Mobile Game，such as the peripheral products to or in connection with the Mobile Game, without prior written consent or consent via email of Party A.

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9.	Any and all licenses and rights not expressly and specifically granted to Party B under this Agreement are reserved by Party A.

10.

Party B acknowledges and agrees that Party B shall perform its obligations under this Agreement by itself, and that Party B shall not transfer or sublicense the Mobile Game operating rights granted to it under this Agreement to any third party, including but not limited to Party B’s subsidiaries or affiliated entities without prior written consent or consent via e-mail of Party A. Any unauthorized sublicense, assignment or delegation hereof shall be deemed null and void.

●	Term of authorization

This Agreement shall come into effect on the Effective Date of this Agreement and, unless terminated earlier in accordance by both Parties, will remain in effect for a term of 36 months from the Commercial Launch Day of the Mobile Game (the “Initial Term”). This Agreement may be automatically renewed for additional 12 month term (the “Renewal Term”) if one month before expiration of the Initial Term, neither Party sends request to the other Party for termination of the Agreement.

●	Fee and Payment

1.	Party B shall pay Party A the upfront licensing fee (“Licensing Fee”), the Incentive fee (“Incentive Fee”), and the royalty fee (“Royalty Fee”) as provided herein. The payment shall be made in USD.

2.	Licensing Fee

Party B shall pay Party A the upfront and nonrefundable Licensing Fee in a sum of [***] to the designated account of Party A according to the following schedules:

[***]

3.	Incentive Fee

Party B shall pay Party A the nonrefundable Incentive Fee to the designated account of Party A according to the following schedules and conditions:

[***]

4.	Party B shall pay Party A the nonrefundable Royalty Fee monthly based on [***]

5.	[***]

6.	It is agreed that Party A shall have the right at any time to require that monthly report contain or be supplemented by other information Party A may deem necessary to enforce Party A’s rights.

7.

All Revenue Report shall be stated in Vietnamese Dongs (“VND”) only, and the Royalty Fee shall be paid by Party B to Party A in USD or other payment currencies as agreed by the Parties, unless otherwise requested in writing by Party A. [***]. All related fees arising from the exchange and remittance shall be borne by Party B, however fee charged by Party A’s bank for receiving payment shall be borne by Party A.

8.

If Party B fails to make the payment according to the agreed time-limit, Party B shall pay Party A a penalty of [***]% per year of the due amount in VND. Party A shall be entitled to terminate this Agreement, in case that Party B ‘s delayed payment exceeds 60 calendar days without consent of Party A.

9.	Party B shall respond to the Party A’s reasonable request to disclose data regarding the operation of the Authorized Products to Party A or the audit engaged by Party A.

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10.

Withholding Tax: Party B hereby agrees to pay the upfront Licensing Fee, Minimum Guarantee, and each one of the Royalty Fees to Party A without any deductions, set-offs, discounts or withholdings other than the withholding tax levied by the tax authorities in the Authorized Territory in respect of such fees. Party B shall pay such withholding tax, if applicable, deduct the amount paid from the upfront Licensing Fee and/or each one of the Royalty Fees, remit the remaining due payment, and send to Party A the tax certificates or other official documents certifying the payment of withholding tax, as soon as reasonably practicable. In any event, the Parties agree to use their reasonable efforts and take such actions as are reasonably requested by the other Party to assist the concerned Party in obtaining any tax credit, refund, preferential tax treatment, or exemption from restriction or condition, as legally permitted under the relevant laws.

11.

Billing Access: The Billing System designed by Party B shall be tested and confirmed by Party A before put it into service. Party B shall provide the operating data of the Mobile Game to Party A every month during the Authorized period, including but not limited to the ACU, PCU, [***], End User billing data and End User game-play data; Party B shall also provide the latest up-to-date copy of the Account DB/ Role DB, all the previous un-provided game data and all the remaining data upon the Mobile Game is to be terminated.

12.

Audit: Party A shall have the right, no more than twice every calendar year during the Term of the Agreement and no later than twelve (12) months after the termination or expiration of the Agreement, upon providing Party B with [***] days prior written notice, to audit and inspect the books and accounts and other relevant documents in order to confirm the amount of [***] derived from the Authorized Products. In this respect, Party B shall maintain complete, accurate and proper records and books of account with respect to the sales revenue, the number of [***] and all other relevant information. Such records and books of account shall be kept separately from any books and records not relating to the Authorized Products and shall be made available for audit by Party A. Party A shall have the right to perform such audit by Party A’s staff or any accounting firms engaged by Party A, provided, however, that such audit and access shall be carried out during normal office hours of Party B and shall be subject to a prior written notice to Party B. Any information known and/or acquired from such audit and access shall be treated as strictly confidential information that is proprietary to Party B. Party A shall ensure that the Auditing Firm engaged by it shall preserve the confidentiality of Party B’s information acquired by them through such audit and access. Prompt adjustment shall be made to correct for any underpayment or overpayment disclosed in any such audit. Party B shall pay all the costs of the auditor, if there is underpayment by Party B in an amount [***] or more of the amount actually due to Party A.

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•	Delivery, Check & Accept

1.

Within [***] working days following execution date of this Agreement, Party A shall provide the documents (Chinese version) of art design, as well as other documents in the Mobile Game in Chinese which need to be translated to Party B by e-mail. And Party A hereby authorizes Party B to use such documents of art design on advertisements, promotion materials, presswork and official website for the purpose of this Agreement. Party B assures that no modification or amendments shall be made to the documents of art design and official game guide delivered by Party A.

2.

The localization of the Mobile Game will be implemented by both Parties as described in this Section. On the request of Party A, Party B shall complete the translation form the Simplified Chinese texts in the Mobile Game to the     [Vietnamese] texts at their own expense and send the translated texts to Party A by e-mail within [***] working days after the receipt of the Simplified Chinese texts in the Mobile Game sent by Party A for localization.

3.

Within [***] working days after the receipt of [Vietnamese] texts delivered by Party B, Party A shall provide Party B with the [Vietnamese] language edition of the Mobile Game. If the implementation of this section is interrupted, restricted, delayed or interfered due to the reason attributable to Party B’s delayed delivery of the [Vietnamese] texts, Party A shall be exempted from the obligation to implement the part delayed or interrupted.

4.

Party B shall check and inspect [Vietnamese] language edition of the Mobile Game (including master disk, server applications, database) delivered by Party A within [***] working days after receipt. Upon approval, Party B shall issue to Party A a certificate of approval in writing.

5.

If any documents, materials or any other subject matters (collectively referred as to “subject matters”) delivered by Party A pursuant to this Agreement do not conform to the stipulations, Party B shall inform Party A in writing of its disapproval within the above mentioned period for check and inspect, in which case Party A shall replace the subject matters delivered free upon receipt of the disapproval. Party B’s failure to respond within such period shall be deemed to be an approval.

6.	Upon approval of the delivery, the upfront Licensing Fee shall not be refunded for any reason.

•	Technical support

1.

Within the Term of this Agreement, Party A shall, at no additional charge, and as of the Launch Day, provide upgrade programs of the simplified Chinese language version (mainly include new maps, new functions and new roles) to Party B according to the upgrade schedule on Party A’s sole decision. The localization, delivery, check and accept of upgrade programs (if any) shall refer to the article 2, 3, 4 and 5 of the section of [Delivery, Check & Accept].

2.

If Party B needs the technical assistance from Party A due to the game server system construction and other technical issues with respect of Mobile Game, Party A will assign engineers to provide technical assistant on its own decision after receipt of such notification from Party B. The expense of traffic and lodging occurred therefrom shall be borne by Party B.

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3.

Party A shall provide the necessary consultations and training of localization to Party B. Especially in the beginning of the co-operation and if required by Party B, Party A shall assign engineers to Party B’s office twice to assist the construction of the server system. The expense of traffic and lodging occurred therefrom shall be borne by Party B.

4.	Party A shall assist Party B in resolving the problems of hacker and other security issues in breaking and other relatives.

•	Public Test & Commercial Launch

1.

Party B shall start the public test (the launch of the software) within seven (7) months after receiving the Vietnamese language edition of the Mobile Game, if necessary, the public testing day could be postponed with the prior consent of both parties.

2.	The Mobile Game public testing period for Party B shall not exceed [***] calendar days; if necessary the public testing period could be prolonged after consent by both parties.

3.	During the public testing period Party B could decide the Commercial Launch Day on its own decision, but the Commercial Launch Day shall not be later than 90 calendar days since the Launch Day.

•	Advertisement

1.

Party B agrees to promote and market the Mobile Game and the Products Related in the Authorized Territory at Party B’s own expense, including without limitation to producing package, post, DM, advertisement, interview, POP and promotion online or offline, with a purpose to enhance the Mobile Game‘s satisfaction and reputation.

2.

Party B shall, by the [***] day of each month submit the marketing and promotion plan of the Mobile Game for the month after next for Party A’s approval. Such plan shall including without limitation to the budget, schedule and media information and advertising materials for marketing and also include a report showing the effectiveness of the marketing and promotion activities implemented during the previous month, Party A shall provide its initial feedback within [***] business days from its receipt of the marketing and promotion plan.

3.

All the promotion and marketing materials (including but not limited to the Press releases) relating to Party A, Party B shall send such materials to Party A [***] calendar days and obtain Party A’s prior written approval before releasing it to public. Party A will evaluate each marketing materials delivered by Party B and will issue to Party B a notice of acceptance or rejection of each such marketing materials within [***] Business Days from Party A’s receipt thereof. Any failure to communicate an acceptance or rejection of any given marketing material within such time period will be deemed an automatic acceptance thereof.

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4.

Party B has the obligation to label the company name and trademark of Party A in Party B’s official website, document, notice, product package and other dissemination materials related to the Mobile Game which size shall not be smaller than that of Party B’s. Party B shall not use advertisement or other means to give false, misleading information on the origin of the Mobile Game.

5.

.Party B shall use its best efforts to vigorously and aggressively distribute, market and promote the Mobile Game during the Term throughout the Territory and, in doing so, shall ensure that its marketing and advertising efforts are in good taste and will be no less extensive in scope, depth, and quality as any of Party B’s other titles.

6.	Party A shall provide necessary assistance to help Party B promotion activities.

•	Representations and Warranties

Party A hereby represents and warrants that:

(1) it has full power and authority to enter into this Agreement, and to fully perform its obligations hereunder; and

(2) Neither the execution of this Agreement by it nor the consummation of the transactions contemplated hereby will violate any provision of any applicable law or regulation currently in effect, and neither the execution of this Agreement by it nor the consummation of the transactions contemplated hereby will conflict with, nor will result in the breach of, any other agreement, arrangement, or instrument to which it is a party or by which it is bound.

Party B represents and warrants that:

(1) Party B is a corporate entity legitimately incorporated and effectively existing according to the law of Vietnam, and Party B has full power and authority to enter into this Agreement, and to fully perform its obligations hereunder;

(2) Neither the execution of this Agreement by Party B nor the consummation of the transactions contemplated hereby will violate any provision of any applicable law or regulation currently in effect, and neither the execution of this Agreement by Party B nor the consummation of the transactions contemplated hereby will conflict with, nor will result in the breach of, any other agreement, arrangement, or instrument to which it is a party or by which it is bound;

(3) Party B shall observe and comply with all laws, rules and regulations of the Territory in relation to the operation, maintenance, marketing, promotion and distribution of the Mobile Game;

(4) Party B shall not conduct any action which materially and adversely affect the national sovereignty and territorial integrity of the People’s Republic of China;

(5) Party B acknowledges that the services for its Users must be maintained in good condition in order to attract more online players, and in this respect, Party B agrees to maintain its service of the Mobile Game in good condition; and

(6) Party B shall make best efforts to diligently and continuously market, advertise and promote the Mobile Game in the Territory and through the Internet using all reasonable and proper means under the circumstances.

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•	Obligations of both parties

Party A

(1)	Party A shall not operate and distribute the Mobile Game and the Products Related within the Authorized Territory, and shall not authorize any third party to do so, either;

(2)	Delivery of the Mobile Game in accordance with the Agreement;

(3)

Providing maintenance, technical support and market assistance as Party B shall reasonably require according to the Agreement to ensure that the Mobile Game is running smoothly and to maintain normal operation conditions;

(4)	Within the Term of this Agreement and in case the Mobile Game is upgraded or patched, Party A will decide whether to provide those upgrade programs and patch programs on its sole discretion;

(5)

For Item Billing operation model, virtual items shall be proposed by Party B and approved by Party A before they are generated by Party A. Virtual items in the Mobile Game are only to be sold to the End Users by the Point Card/Prepaid Card and are not directly to be sold for cash to the End Users.

Party B

(1)	Without the written consent from Party A, Party B shall not modify, reverse engineer, de-compile, or disassemble the Mobile Game in any shape or form.

(2)	Party B shall bear on all fees coming out of the translation mentioned in [Delivery, Check & Accept].

(3)	During the period of authorization Party B shall carry out the operation and maintenance responsibility actively and diligently as well as provide all-around operation service.

(4)

Party B declares and assures that if the number of the concurrent user in each server group exceeds the [***] of the maximum capacity, Party B shall add more server group and extend the related software and hardware environment within [***] working days in order to keep the number of concurrent user less than [***] of the maximum capacity of the server group. If the number of the concurrent user in each server group less than 10% of the maximum capacity, Party B shall reduce software and hardware configuration corresponding to the server groups or Party A shall merge these server group together in order to keep the number of concurrent user always over than [***] but less than [***] of the maximum capacity of the server group.

(5)

Party B declares and assures to provide 7(days)* 24(hour) high quality customer service in each week and be responsible for all the expenses arising from that in order to attract and stabilize the End Users by high quality service.

(6)	Party B shall take charge of the network security and ensure the operation stability as well as assume all the expenses arising from that.

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(7)	Party B shall ensure the billing system’s security and stability as well as assume all the expenses arising from that. If Party B fails to do so, it shall compensate Party A’s losses caused thereby.

(8)

Party B shall set up effective internal control system to ensure the stability and safety of the virtual game system as well as be responsible for all the expenses arising from that. If Party B fails to do so, it shall compensate Party A’s losses caused thereby.

(9)	Party B shall complete the error revision and the version upgrade in [***] working days after receiving the revision or upgrade program provided by Party A.

(10)	Party B shall provide the End Users’ final comment to Party A timely.

(11)	Party B shall set up an official website of the Mobile Game in the Authorized Territory and assure the website run stably.

(12)

In the event that a governmental authorization is required for the Mobile Game and the relevant materials under this Agreement in the Authorized Territory, Party B shall be responsible for obtaining any license required under the laws or regulations at their own expense. Party A will provide reasonably necessary cooperation for obtaining such license.

●	Taxation

All taxes related to payments made pursuant to this Agreement shall be paid by Party B or Party B shall provide to Party A an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice.

In the event taxes are required to be withheld by any government on payments made pursuant to this Agreement, Party B may deduct such taxes from the amount owed and pay such taxes to the appropriate tax authority. Party B shall in turn promptly secure and deliver to Party A an official receipt for any such taxes withheld or other documents necessary to enable Party A to claim a foreign tax credit. Party B shall make certain that any taxes withheld are minimized to the extent possible under the applicable law.

●	Intellectual property

1.

Party B hereby acknowledges and agrees that the Mobile Game in its original, converted or derivative form and any part thereof, including but not limited to the Game engine, Software, tools and the contents of any documentation provided by Party A hereunder are proprietary in nature and all of the relevant Intellectual Property Rights shall exclusively belong to and be owned by Party A or the developer of the Mobile Game.

2.

Party B hereby acknowledges and agrees that the Mobile Game in its localized form including but not limited to Game engine, Software, tools, dialog, designs graphics, images ,animations, videos, records, music, applets, names (including not limited to the original name, the English name and the localized name) to the Mobile Game and the contents of any documentation provided by Party A hereunder are proprietary in nature and all of the relevant Intellectual Property Rights shall exclusively belong to and be owned by Party A or the developer of the Mobile Game. Party B or its Affiliates or the Sub-licensee owns all rights, titles and interests in Party B’s Property, Marks, and Promotional Materials.

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3.

Party A may grant Party B a limited right and license to utilize and display proprietary trademarks, service marks, trade names, trade dress, slogans, logos and/or designs (including, without limitation, corresponding marks and names of Party A, expressed in English and/or all other languages) utilized by Party A and its related party(ies) (collectively, the “Party A Trademarks”) during the Term of this Agreement in connection with the marketing, promotion, display, use, distribution, operation, selling or servicing of the Mobile Game in the Authorized Territory. The translated texts shall belong to and own by both Party A and Party B. After termination or expiration of the Agreement, neither Party have the right to use translated texts for any purpose outside the scope of this Agreement without prior written consent of another Party.

4.

Party B acknowledges and agrees that, except otherwise provided in this Agreement, any and all translations, enhancements, alterations and improvements relating to the Authorized Products or the Mobile Game shall still be the exclusive property of Party A or the developer of the Mobile Game, whether Party B was the party that made or discovered such translation, enhancement, alteration and/or improvement, as the case may be.

5.

Party B acknowledges and agrees that the object code of the Mobile Game is confidential in nature and constitutes a trade secret belonging to Party A or the developer of the Mobile Game. Party B agrees not to distribute or transfer the object code of the Mobile Game to any third party either during the Term of this Agreement or thereafter.

6.

Party B acknowledges and agrees that all rights of End User billing data (excluding any data generated from Party B’s Billing System) and End User game-play data (including without limitation to character appearance < face/body > and attributes < level/experience points/skills >, item inventory, registration data and other statistics of each and every one of end-user) shall be owned absolutely by Party A. And Party A acknowledges and agrees that all rights in the User information (including user name, password, email address, identification information of each User) and Vietnamese official website (including website and domain name) of the Mobile Game shall be absolutely owned by Party B.

7.

Party B shall not take any action that is inconsistent with the ownership of (or such superior use right to) the Authorized Products held by Party A or the developer of the Mobile Game. In addition, Party B hereby acknowledges and agrees that nothing in this Agreement and no use of the Authorized Products by Party B pursuant to this Agreement shall vest in Party B or be construed to vest in Party B, any right of ownership in or to the Authorized Products, other than the right to use the Authorized Products solely in accordance with the terms and conditions of this Agreement.

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8.

Party B agrees that it shall not, at any time, attempt to register, assert or claim any interest, such as image, music, word, name, and/or otherwise in the Mobile Game. Party B shall, only upon the request and approval of Party A, have the right to take such actions to record Party A or the developer of the Mobile Game’ s rights in the Authorized Products in the Authorized Territory during the Term of this Agreement. In such case, Party B shall (at Party A’s cost) use its reasonable endeavours to cooperate with Party A in order to register such Intellectual Property Rights with the relevant local authorities in the Authorized Territory, in accordance with the instructions of Party A. In the event Party B obtain Trademark, Copyright, Patent or any other intellectual property rights (Collect as “Intellectual Property Right”) due to register, assert or claim any interest in the Mobile Game, such Intellectual Property shall exclusively belong to and be owned by Party A or the developer of the Mobile Game. Party B shall transfer all Intellectual Property Right to Party A or its designated party without any consideration according to request of Party A and to be in accordance with the regulations of local laws and Party B shall bear all the cost of the transfer.

9.

As between Party A and Party B, Party B acknowledges and agrees that all of Party A Trademarks, regardless of the language, are proprietary trademarks of Party A, and Party B shall not use the Party A’s Trademarks as part of Party B’s trade name, company or firm name, nor shall Party B grant such use to any other person, except as expressly permitted hereunder or as agreed to by Party A in writing. In any event, Party B shall inform Party A of its intended purpose and the method of use with respect to the Party A’s Trademarks and shall obtain a prior written approval of Party A in this regard, such approval not to be unreasonably withheld or delayed. In addition, Party B shall not cover, erase, delete, revise or modify in any way, any notices or other marks, including without limitation, notices that a trademark design or copyright relating to the Mobile Game is owned by Party A or third party which Party A may place or affix to the Mobile Game.

10.

During the Term of this Agreement, Party B shall not file or register, nor shall Party B cause any third party to file or register, an application for or register any trademark or service mark, which is identical with or confusingly similar to any of the Party A’s Trademarks in any country. In addition, unless as expressly permitted by Party A, Party B agrees not to use or register, or authorize others to use or register, any website domain name containing the Party A’s Trademarks or by using a name that is identical or confusingly similar to any of the Party A’s Trademarks. In the event Party B obtain the Trademark due to register, assert or claim above-mentioned trademark, name, service mark, website domain name of the Mobile Game, such Intellectual Property shall exclusively belong to and be owned by Party A. Party B shall transfer all Intellectual Property Right to Party A or its designated party without any consideration according to request of Party A and to be in accordance with the regulations of local laws and Party B shall bear all the cost of the transfer.

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11.

Party B shall neither reverse assemble, de-compile, reverse engineer or otherwise attempt to recreate the source code or extract any trade secrets from the Authorized Products nor make any revisions or modifications to the Mobile Game without Party A’s prior written approval.

12.

Without consent in writing from Party A in advance, Party B shall not use the image, music, word, name, and/or otherwise related to the Mobile Game for other irrelative commercial purpose. Upon breach of this section, Party A shall be entitled to share the 100% of Party B’s [***] occurred therefrom.

13.

During the Term of the Agreement, both parties agrees that, if any identified infringements, illegal uses or misuses of the intellectual property rights of the Mobile Game and the content of any related documentation within the Territory, Party A has the obligation in enforcing or protecting such items and acknowledges that Party A has the right to bring a legal action or suit for infringement thereof, under such situation, all the fees and compensation in relation to settling the infringements shall belong to Party A. ,Party B under the authorization of Party A, is on behalf of Party A to involve in these infringements in the Authorized Territory however such involvement shall not bring any adverse effect to business operation of Party B. If Party B involved, all the compensation gained therefrom, after deducting reasonable fees for right protection, shall be shared between both parties based on the revenue share proportion.

●	Confidentiality

1.

Party B shall keep confidential the proprietary information of Party A with the cautiousness and countermeasures which degree shall be rational and no lower than that used by Party B to protect its own proprietary information. Proprietary information refers to any material or data labeled “proprietary” or “confidential” disclosed by Party A to Party B, including but not limited to any proprietary material such as drawings and software of Party A (including design, report, software document, manual, model, etc), the information regarding Party A’s sales, market, and other information which has been confirmed by Party A as “confidential” or “proprietary” in written.

2.

Unless definitely approved by Party A in advance, Party B shall not disclose any of Party A’s confidential information or proprietary information, or make available by any other manners to any third parties or any employees who have not been given the necessary authorization to use such information in its business operation. Party B shall not unlawfully replicate or use any of such material or data.

3.

The obligation of Party B under this Article shall continue to be performed at the termination or expiration of the Agreement. All the tangible proprietary information Party A has provided to Party B shall remain and be retained as the property of Party A and shall be returned to Party A upon request.

4.

Unless otherwise defined by the Agreement, both Parties agree that the disclosure of any of confidential or proprietary information by Party A shall not constitute a license to Party B in regard to any patent, trademark, business secret or copyright.

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5.

Each party acknowledges and agrees that due to the unique nature of the Confidential Information, the losses caused by the receiving Party’s the breach of this Clause is hard to be calculated and any such breach may allow the receiving Party or third parties to unfairly compete with the disclosing Party resulting in irreparable harm to the disclosing Party. Therefore upon the receiving Party’s the breach of this Clause, the disclosing Party shall be entitled to ask the receiving Party to pay [***].

•	Termination

1.	Either Party shall be entitled to notify the other Party in writing of the termination of this Agreement in any of the following situations:

i.	the other Party’s breach of this Agreement and failure of remedy after fifteen (15) calendar days of receipt of the written notice; or

ii.	the other Party’s breach of the confidentiality or material terms and conditions in this Agreement.

2.

Either Party shall be entitled to terminate this Agreement upon receipt the notification of bankrupt, liquidation, or declaration dissolution or termination from the other party. Either party shall notify the other party in writing immediately on bankrupt, liquidation, or declaration dissolution or termination.

3.

Without prejudice to any rights which Party A may have under this Agreement or in law, equity, or otherwise, each of the following circumstances on Party B shall be deemed to be a material breach of this Agreement, and Party A may therefore terminate the Agreement by providing a prior fifteen (15) days written termination notice to Party B and ask Party B to indemnify for all the losses, damage, liability, expenditure, cost, claim or lawsuit incurred as a result of or arising out hereof [***]

i.	.

4.

Without prejudice to any rights which Party B may have under this Agreement or in law, equity, or otherwise, each of the following circumstances on Party A shall be deemed to be a material breach of this Agreement, Party B may therefore terminate the Agreement by providing a prior fifteen (15) days written termination notice to Party A and ask Party A to indemnify for all the losses, damage, liability, expenditure, cost, claim or lawsuit incurred as a result of or arising out hereof

i.	Party A’s violation of obligation to provide technical support for the Mobile Game during the Terms of the Agreement;

ii.	Party A does not contribute the support to help Party B obtaining the license, approval or permit from the government for operation of the Mobile Game.

5.	Each Party shall be entitled to terminate this Agreement by providing a prior fifteen (15) days written termination notice to another Party, in the event that [***].

6.

Either Party shall be entitled to terminate this Agreement with immediate effect upon notification of bankruptcy, liquidation, or declaration for dissolution or winding up from the other Party. Each Party agrees to provide prompt notice to the other Party of any action filed against it for bankruptcy, liquidation, or a petition for dissolution or winding up.

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7.

Party A shall be entitled to terminate this Agreement, provided Party B’s stock capital vitally materially adversely changes if there is a change of control of Party B or if Party B merges with or into another entity which is not a wholly owned subsidiary. This Clause shall not be applicable in the event Party B affects a public offering of its shares, such as being acquired or merged.

8.	After the termination of this Agreement, all the authorization to Party B shall be terminated accordingly.

9.

Upon termination or expiry of this Agreement, Party B shall, within 90 calendar days following the termination date: (i) pay Party A any unpaid but accrued royalty amount under this Agreement; (ii) take such action as Party A may require to return, destroy or dispose of all technology and know-how recorded in any material form which Party A may have furnished to Party B hereunder (and Party B agrees on behalf of itself and its employees that no copies of the technology and know-how in any material form shall be made or retained upon and after the termination or expiry of this Agreement); (iii) cease immediately to market and sell the Authorized Products and/or the Mobile Game or to represent itself as a Party B or in any way connected with Party A; (iv) cease to use the Party A Trademarks in any way, and (v) in order for Party A, either directly or through a new licensee, to be able to continue the service to the End Users in the Authorized Territory, (v) post a service termination notice to its End Users on the Party B’s website with details for at least one (1) month prior to the termination or expiry of this Agreement and two (2) months thereafter, and (vi) Party B shall transfer to Party A in Party A’s designated DB file format the information required by Party A of the End Users, including but not limited to the End User billing data and End User game-play data, the latest up-to-date copy of the AccountDB/RoleDB and all the previous un-provided game data and all the remaining data to Party A upon the Agreement is terminated.

•	DISCLAIMER OF WARRANTIES

THE AUTHORIZED PRODUCTS ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND AND PARTY A EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

•	Compensation

1.

Either Party shall indemnify the other Party from damages and compensate the other Party for all the losses, damage, liability, expenditure, cost, claim or lawsuit incurred as a result of or arising out of or in connection with its failure to implement obligation of the Agreement.

2.	If other terms and conditions make other provisions concerning compensation, those provisions shall govern.

3.

Party A is not obligated to compensate Party B’s or any third party’s profit losses which are caused by the authorization, delivery, installing, run, maintenance or support regarding the Mobile Game, or any other special, material or incidental damages,

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4.

In no event shall Party A’s total aggregate liability for all claims arising out of this Agreement exceed [***]. The foregoing limitations shall apply notwithstanding the failure of essential purpose of any limited remedy stated herein.

•	Force majeure

1.

“Force majeure” refers to act of God, fire, accidents, earthquake, flood, strike, factory closedown, riot, insurrection, commotion, embargo, war, any future legislation, law, order, regulation or any other governmental actions or any other events which are unforeseen, uncontrollable and inevitability.

2.

If the implementation of this Agreement is interrupted, restricted, delayed or interfered by the causes of force majeure, the Parties shall be exempted from the obligation to implement the part delayed or interrupted by the force majeure.

3.

The Party affected by force majeure shall notify the other Party of the event of force majeure via fax as quickly as possible, and submit the testimonial of force majeure issued by the applicable authorities to the other Party via air mail for confirmation within 10 (ten) working days of the notification.

4.

The Party affected by force majeure shall adopt rational measures to avoid or eliminate causes resulting the nonperformance and shall continue to fulfill the terms and provisions affected by such causes once such causes are eliminated. Nevertheless, the term of this Agreement shall not be extended according to the force majeure.

5.	In case the event of force majeure lasts over 120 (one hundred and twenty) calendar days, both Parties shall resolve the issues regarding performance of this Agreement through friendly negotiation.

•	Settlement of the dispute

1.	All disputes arising out of or in connection with the performance of the Agreement shall be resolved through friendly negotiation between Parties.

2.

Any dispute, if failed to be solved by the above consultation, shall be submitted to Hong Kong International Arbitration Center (“HKIAC”) for arbitration which shall be conducted in accordance with the HKIAC’s arbitration rules. The arbitration decision is final and binding upon both Parties.

3.	The costs of arbitration shall be borne by the losing Party.

4.	During the period of arbitration, except the part submitted to arbitration, all the rest of the terms of the Agreement shall continue to be performed.

5.	The Agreement shall be governed by and interpreted, construed in accordance with the laws of Hong Kong.

•	Other provisions

1.	Both parties of this Agreement are independent parties and nothing in this Agreement shall be deemed to constitute any relationship of partnership, employment or agency between the parties.

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2.

The terms and conditions contained in this Agreement constitute the entire agreement. Any alteration, supplementation, extension, update, approval, abolishment, termination, notice of termination, execution, suspension and abandonment of this Agreement or any of its provisions, expressions, stipulations, and background shall not be effective unless signed in written form by both parties. This Agreement shall supersede all the previous agreement, common understanding and statement.

3.

Any notification and request relevant to this Agreement shall be in written form and be delivered to the following address, by EMS, registered mail, or fax. A notification becomes effective when it reaches the receiving Party. Any Party shall notify the other Party in the case of address change.

Party A: Seasun Games Corporation Limited

Address: Unit 1309A, 13/F, Cable TV Tower, No. 9 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

Telephone: [***]

Fax: [***]

Contact Person: [***]

Email: [***]

Party B: VNG Corporation

Address: Z06, 13 St., Tan Thuan Export Processing Zone, Tan Thuan Dong

Ward, District 7, HCM City, Vietnam

Telephone: [***]

Fax: /

Contact Person: [***]

E-mail: [***]

4.

No failure of either Party of this Agreement in exercising or enforcing any right of requesting the other Party to honor its obligations shall be deemed as to be a waiver of that right to request the other Party to honor its obligations, or demand remedy or damages of the other Party’s default and breach thereof.

5.

Any provisions of this Agreement shall not be deemed void according to certain behavior of either Party or any of its the offices or employees, waiver of any provision in this Agreement shall not constitute the waiver of any other provision of this Agreement.

6.

The provisions of this Agreement shall be legal and valid in applicable laws. Should this Agreement as a whole or any part of it be held void or invalid under the applicable law, such provisions shall be deemed invalid to the extent stipulated by the law, but the remaining provisions of this Agreement hereof shall not be affected.

7.	The captions of all provisions of this Agreement are specified for convenience and shall not affect the interpretations of the provisions.

8.

Any remaining issues shall be subject to negotiation and supplementary agreement in written form between both Parties. All attachments and supplementary agreements shall be the integral part of this Agreement and hold equal force to this Agreement.

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9.	The attachment to this Agreement possesses equal force to this Agreement. Should there be any discrepancy between the provisions of this Agreement and its attachment, the attachment shall prevail.

10.	While signing this Agreement, the Parties shall furnish the following to each other

i.	The copy of Business License with a stamp on it.

11.

In the event that a governmental approval is required for the effectiveness of this Agreement, the Party governed shall be responsible for obtaining such approval at its own expense timely. The other Party will provide reasonably necessary cooperation for obtaining such approval.

12.	The Agreement shall have four (4) originals in total with Party A holding two (2) originals and Party B holding two (2) originals, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been signed by the Parties on the date first specified above.

Seasun Games Corporation Limited		VNG Corporation

Signature:	(Company Seal) /s/ Authorized representative	Signature:	(Company Seal) /s/ Authorized representative
Title:		Title:

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Appendix A

Log Specifications

Note: The appendix to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; however, the Registrant may request confidential treatment of omitted items.

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